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                                                                    EXHIBIT 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the use in the Prospectus constituting part of this
Registration Statement on Form SB-2 of our report dated March 25, 1998 (which contains an explanatory paragraph that describes a condition that raises substantial doubt as to the ability of the Company to continue as a going concern) relating to the financial statements of American Access Technologies, Inc. appearing in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.



                             RACHLIN COHEN & HOLTZ

Miami, Florida
May 11, 1998